As filed with the Securities and Exchange Commission on March 3, 2008	Registration No 333-81528

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHC, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2601571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody MA 01960
(Address of principal executive offices) (Zip Code)

1993 Stock Purchase and Option Plan

1995 Employee Stock Purchase Plan

1995 Non-Employee Director Stock Option Plan

(Full title of the plans)

Bruce A. Shear, President and Chief Executive Officer

PHC, Inc.

200 Lake Street, Suite 102

Peabody, MA 01960

(Name and address of agent for service)

(978) 536-2777

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ______	Accelerated filer ______

Non accelerated filer ______	Smaller reporting company X

Copy to:

Steven A. Cohen, Esq.

Arent Fox, LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5339

(202) 857-6000

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-81528) (the “Registration Statement”), is being filed to deregister 589,716 shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”) of PHC, Inc. (the “Company”) that were registered for issuance pursuant to the Company’s 1993 Stock Purchase and Option Plan, 1995 Employee Stock Purchase Plan, and 1995 Non-Employee Director Stock Option Plan. The Company registered an aggregate of 1,050,000 shares of Common Stock for issuance under the three separate equity plans as follows: 750,000 shares under the 1993 Stock Purchase and Option Plan, 100,000 shares under the 1995 Employee Stock Purchase Plan, and 200,000 shares under the 1995 Non-Employee Director Stock Option Plan pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2002. Of these shares, at the expiration of the plans, 589,716 shares were available for issue under the plans, (380,750 shares under the 1993 Stock Purchase and Option Plan, 92,966 shares under the 1995 Employee Stock Purchase Plan, and 116,000 shares under the Non-Employee Director Stock Option Plan), and are being deregistered with this Post-Effecitve Amendment No. 1 to the Registration Statement.

SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on the 3rd day of March 2008.

                                                          PHC, Inc.

By: /s/ Bruce A. Shear
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Shear, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933; this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
By: /s/ Bruce A. Shea Bruce A. Shear	President and Chief Executive Officer and Director (principal executive officer)	March 3, 2008

By: /s/ Paula C. Wurts Paula C. Wurts	Treasurer, Clerk and Chief Financial Officer (principal accounting and financial officer)	March 3, 2008

By: /s/ Donald E. Robar Donald E. Robar	Director	March 3, 2008

By: /s/ Howard W. Phillips Howard W. Phillips	Director	March 3, 2008

By: /s/ William F. Grieco William F. Grieco	Director	March 3, 2008

By: /s/ David E. Dangerfield David E. Dangerfield	Director	March 3, 2008